Exhibit 1
JOINT FILING AGREEMENT

The undersigned hereby agree that the attached Statement on Schedule 13D relating to the Ordinary Shares, par value NIS 0.10 per share, of Blue Square – Israel Ltd. is filed on behalf of each of them.

Date: June 7, 2010

MENORA MIVTACHIM HOLDINGS LTD.

By: /s/ Ari Kalman Name: Ari Kalman Title: Deputy Managing Director	By: /s/ Yoni Tal Name: Yoni Tal Title: Chief Investment Officer

MENORA MIVTACHIM INSURANCE LTD.

By: /s/ Ari Kalman Name: Ari Kalman Title: Chief Executive Officer	By: /s/ Yoni Tal Name: Yoni Tal Title: Deputy Managing Director and Investment Division Manager

MENORA MIVTACHIM PENSIONS LTD.

By: /s/ Yacov Rozen Name: Yacov Rozen Title: Chief Executive Officer	By: /s/ Rami Armon Name: Rami Armon Title: Chief Investment Officer

MENORA MIVTACHIM FINANCE LTD.

By: /s/ Yehuda Ben Assayag Name: Yehuda Ben Assayag Title: Chairman of the Board of Directors	By: /s/ Yoni Tal Name: Yoni Tal Title: Director

MENORA MIVTACHIM GEMEL LTD.

By: /s/ Itai Yaakov Name: Itai Yaakov Title: Chief Executive Officer	By: /s/ Yacov Rozen Name: Yacov Rozen Title: Chairman of the Board of Directors

MENORA MIVTACHIM MUTUAL FUNDS LTD.

By: /s/ Ronen Avigdor Name: Ronen Avigdor Title: Chief Executive Officer	By: /s/ Avi Sternschuss Name: Avi Sternschuss Title: Chairman of the Board of Directors